Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES SECOND QUARTER OF 2021 EARNINGS

Continued improvement in credit trends, decreased cost of funds and solid loan sales led to a strong second quarter in 2021

Highlights

•	Net income of $6.7 million for the second quarter of 2021, or $1.07 per diluted share
•	A recovery of provision for loan losses of $4.3 million was recognized in the second quarter of 2021
•	Cost of funds decreased by 17 basis points sequentially to 1.06%, a decline of 61 basis points year-over-year
•	Loans sold with servicing retained increased $11.3 million since March 31, 2021 and $91.1 million since June 30, 2020
•	Watch and worse rated loans decreased by $74.6 million during the second quarter of 2021, an improvement of 67.4%

Manitowoc, Wisconsin, July 22, 2021 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the second quarter of 2021.  Net income was $6.7 million, or $1.07 per diluted share, for the second quarter of 2021, compared to net income of $2.7 million, or $0.40 per diluted share, for the second quarter of 2020.  For the six months ended June 30, 2021, net income was $10.7 million, or $1.69 per diluted share, compared to a net loss of $2.5 million, or a $0.40 loss per diluted share, for the six months ended June 30, 2020.  The 2020 net loss included a $5.0 million goodwill impairment charge, or $0.77 loss per diluted share.

"The momentum we generated at the beginning of the year continued through the second quarter, reinforcing the unique strengths of our people and franchise," said Tim Schneider, President of County Bancorp, Inc. "In June, we announced the merger with Nicolet Bankshares, a like-minded partner with a similar culture, approach to service, and an unwavering commitment to our people, customers, and community. This transaction will bring together two high-performing and well-respected institutions with unique sector experience and deep community relationships. The combined entity will provide customers greater access to branches, expert bankers, and innovative solutions, while enhancing capabilities and is a natural transition for the team at County Bancorp. As we work towards the merger's close, our focus remains steadfast on delivering value to customers, supporting communities, and caring for colleagues. I am excited about the opportunities ahead and look forward to continuing working with the team here with our new partners at Nicolet.  We remain committed to the markets and industries we serve, and above all, keeping banking local.”

Loans and Securities

•

Total loans decreased sequentially by $9.8 million, or 1.0%, to $1.0 billion during the second quarter of 2021.  The decrease in total loans was primarily due to $ 15.6 million in Paycheck Protection Program (“PPP”) loans that were forgiven by the Small Business Administration (“SBA”) during the quarter, which was partially offset by $2.7 million in additional PPP originations during the quarter.  The following table sets forth the total PPP loans at the dates indicated:

	June 30, 2021			March 31, 2021
	# of Loans	Balance	Deferred Fee Income	# of Loans	Balance	Deferred Fee Income
	(dollars in thousands)
PPP 1oans - Round 1	69	$3,285	$82	127	$13,674	$301
PPP loans - Round 2	391	30,115	1,576	461	32,595	1,479
Total PPP loans	460	$33,400	$1,658	588	$46,269	$1,780
% of Total loans		3.33%			4.57%
•

Loans sold that the Company continued to service were $853.2 million as of June 30, 2021, an increase of $11.3 million, or 1.3%, compared to March 31, 2021, and an increase of $91.1 million, or 12.0%, compared to June 30, 2020.

•

The Company sold $35.3 million of securities during the second quarter of 2021 in an effort to reduce duration risk, resulting in a loss of $1.5 million.  The security sales were partially offset by $3.0 million of security purchases during the second quarter of 2021.

•

As of June 30, 2021, there were four customer relationships with loans in payment deferral associated with COVID-19 customer support programs totaling $2.9 million, a reduction of $3.2 million since March 31, 2021.

Deposits

•	Total deposits as of June 30, 2021 were $1.1 billion, an increase of $37.2 million, or 3.4%, from March 31, 2021, and an increase of $62.7 million, or 5.8%, since June 30, 2020.
•

Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased by $44.8 million, or 4.9%, from March 31, 2021, to $958.0 million.  Year-over-year, client deposits increased $64.4 million, or 7.2%, since June 30, 2020.

•

The Company decreased its brokered deposits and national certificate of deposits by $7.6 million, or 4.1%, during the second quarter of 2021.  Year-over-year, wholesale funding decreased by $1.8 million, or 1.0%, since June 30, 2020.

Shareholders’ Equity

•	During the second quarter of 2021, the Company repurchased 91,453 shares of its common stock, totaling $2.2 million, at a weighted average price of $24.35 per share.
•	Book value per share increased to $27.68 per share on June 30, 2021, from $25.99 on March 31, 2020, and $25.18 on June 30, 2020.

Net Interest Income and Margin

•

Net interest margin for the quarter ended June 30, 2021 was 3.22%, an increase of 27 basis points compared to the sequential quarter and an increase of 68 basis points year-over-year.  The following table shows the accretive effect the SBA PPP loans had on net interest margin for the periods indicated.

	For the Three Months Ended
	June 30, 2021	March 31, 2021
Net interest margin excluding PPP loans	3.12%	2.74%
Accretion related to PPP loans:
Impact of interest rate on PPP loans	(0.03)%	(0.06)%
Impact of PPP fee income recognized	0.14%	0.29%
Impact of interest expense on PPP Liquidity Facility program	(0.01)%	(0.02)%
Total accretion related to PPP loans	0.10%	0.21%
Total net interest margin	3.22%	2.95%
•

Net interest margin was positively impacted by approximately 19 basis points during the second quarter of 2021 due to the recovery of $0.7 million in interest income related to a nonaccrual loan participation.

•

Total rates paid on interest-bearing deposits decreased by 19 basis points to 0.72% for the three months ended June 30, 2021, compared to the three months ended March 31, 2021, and decreased 87 basis points compared to the three months ended June 30, 2020.  The decrease was primarily due to the Company’s success in gathering lower-cost transactional deposits versus higher cost time deposits and the market-driven drop in the federal funds rates.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended June 30, 2021 v. Three Months Ended March 31, 2021			Three Months Ended June 30, 2021 v. Three Months Ended June 30 2020
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$95	$251	$346	$971	$117	$1,088
Loans (excluding PPP)	65	737	802	(657)	(94)	(751)
PPP loans - round 1	(551)	(129)	(680)	—	185	185
PPP loans - round 2	131	223	354	—	436	436
Total loans	(355)	831	476	(657)	527	(130)
Federal funds sold and interest-bearing deposits with banks	1	(1)	-	(45)	(62)	(107)
Total interest income	(259)	1,081	822	269	582	851
Interest Expense:
Savings, NOW, money market and interest checking	$22	$(39)	$(17)	$389	$(551)	$(162)
Time deposits	37	(374)	(337)	(507)	(1,336)	(1,843)
Other borrowings	(7)	2	(5)	(3)	31	28
FHLB advances	(40)	1	(39)	(8)	(86)	(94)
Junior subordinated debentures	—	—	—	363	7	370
Total interest expense	$12	$(410)	$(398)	$234	$(1,935)	$(1,701)
Net interest income	$(271)	$1,491	$1,220	$35	$2,517	$2,552

The following table sets forth average balances, average yields and rates, and income and expenses for the periods indicated.

	For the Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$386,637	$2,533	2.63%	$372,235	$2,187	2.38%	$237,082	$1,445	2.44%
Loans excluding PPP loans (2)	974,525	11,281	4.64%	969,429	10,479	4.38%	995,010	12,033	4.86%
PPP loans - Round 1 (2)	9,344	282	12.11%	27,252	961	14.30%	103,317	97	0.38%
PPP loans - Round 2 (2)	33,080	437	5.30%	16,857	83	2.01%	—	—	—
Total loans (2)	1,016,949	12,000	4.73%	1,013,538	11,523	4.61%	1,098,327	12,130	4.42%
Interest bearing deposits due from other banks	22,085	4	0.07%	19,949	5	0.10%	64,142	111	0.69%
Total interest-earning assets	$1,425,671	$14,537	4.09%	$1,405,722	$13,715	3.96%	$1,399,551	$13,686	3.91%
Allowance for loan losses	(15,305)			(14,932)			(17,844)
Other assets	91,039			90,109			85,716
Total assets	$1,501,405			$1,480,899			$1,467,423

Liabilities
Savings, NOW, money market, interest checking	$507,089	$363	0.29%	$477,159	$380	0.32%	$379,991	$525	0.55%
Time deposits	452,443	1,353	1.20%	442,626	1,690	1.55%	553,616	3,196	2.31%
Total interest-bearing deposits	$959,532	$1,716	0.72%	$919,785	$2,070	0.91%	$933,607	$3,721	1.59%
Other borrowings	43,803	43	0.39%	51,220	48	0.38%	66,910	15	0.09%
FHLB advances	101,352	234	0.93%	116,311	273	0.95%	103,916	328	1.27%
Junior subordinated debentures	67,213	1,106	6.60%	67,123	1,106	6.68%	45,090	736	6.52%
Total interest-bearing liabilities	$1,171,900	$3,099	1.06%	$1,154,439	$3,497	1.23%	$1,149,523	$4,800	1.67%
Non-interest-bearing deposits	146,242			138,814			134,271
Other liabilities	12,741			15,190			16,749
Total liabilities	$1,330,883			$1,308,443			$1,300,543

Shareholders' equity	170,522			172,456			166,880
Total liabilities and equity	$1,501,405			$1,480,899			$1,467,423

Net interest income		$11,438			$10,218			$8,886
Interest rate spread (3)			3.03%			2.73%			2.24%
Net interest margin (4)			3.22%			2.95%			2.54%
Ratio of interest-earning assets to interest-bearing liabilities	1.22			1.22			1.22
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Provision for Loan Losses

•

A recovery of provision for loan losses of $4.3 million was recorded for the three months ended June 30, 2021, compared to a provision for loan losses of $0.2 million for the three months ended March 31, 2021.  The recovery of provision during for the second quarter was primarily the result of a $30.0 million decrease in substandard rated loans and corresponding release of specific reserves, and the upgrade of $44.6 million of watch rated loans to a pass rating.

•

During the second quarter of 2021, the Company eliminated the qualitative factor for industries affected by COVID-19, and implemented an economic factor tied to Wisconsin unemployment.  This change accounted for $0.3 million of the reduction in the allowance for loan losses.

•

Year-over-over, provision for loan losses decreased $5.4 million, or 474.6%, compared to the three months ended June 30, 2020.  The reduction was primarily the result of the improvement in asset quality and the reduction in the inherent risk associated with COVID-19.

Non-Interest Income

•

Total non-interest income for the three months ended June 30, 2021 decreased $1.5 million, or 39.4%, to $2.3 million from the three months ended March 31, 2021, and decreased $1.3 million, or 35.7%, from the three months ended June 30, 2020, primarily due to the loss on security sales discussed above.

•

Loan servicing fees increased quarter-over-quarter and year-over-year primarily due a four and six basis point increase, respectively in weighted average servicing fees.  In addition, loans sold with servicing retained increased $11.3 million, or 1.3%, and $91.1 million, or 12.0%, from March 31, 2021 and June 30, 2020, respectively.

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Non-Interest Income
Service charges	$165	$119	$108	$108	$139
Crop insurance commission	291	301	517	271	229
Gain on sale of residential loans, net	89	93	219	17	4
Loan servicing fees	2,278	2,158	1,974	2,054	1,923
Gain on sale of service-retained loans, net	1,784	1,587	1,828	1,268	1,041
Loan servicing right pay-down losses	(1,162)	(1,119)	(635)	(551)	(766)
Total loan servicing right income	622	468	1,193	717	275
Gain (loss) on sale of securities	(1,453)	—	—	101	570
Referral fees	—	319	64	110	121
Other	259	254	283	294	240
Total non-interest income	$2,251	$3,712	$4,358	$3,672	$3,501

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Loan servicing rights, end of period	$19,478	$18,864	$18,396	$17,203	$16,486
Loans serviced, end of period	853,176	841,893	812,560	797,819	762,058
Loan servicing rights as a % of loans serviced	2.28%	2.24%	2.26%	2.16%	2.16%

Total loan servicing fees	$2,278	$2,158	$1,974	$2,054	$1,923
Average loans serviced	847,535	827,227	805,190	779,939	754,806
Annualized loan servicing fees as a % of average loans serviced	1.08%	1.04%	0.98%	1.05%	1.02%

Non-Interest Expense

•

Total non-interest expense for the three months ended June 30, 2021, was virtually unchanged from the first quarter of 2021 at $8.8 million, and increased $1.3 million, or 17.4%, from the three months ended June 30, 2020.

•

Employee compensation and benefits expense increased for the three months ended June 30, 2021, by $0.8 million to $6.4 million compared to the three months ended March 31, 2021.  The change was primarily the result of an additional accrual of $0.9 million related to additional benefits.

•

During the three months ended June 30, 2021, the Company sold the excess land in Appleton, Wisconsin, that surrounded the location of its new branch that is currently under construction.  As a result of the sale, the Company recorded a gain on fixed assets of $1.1 million.

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Non-Interest Expense
Employee compensation and benefits	$6,426	$5,582	$6,687	$4,766	$4,594
Occupancy	293	279	297	321	305
Information processing	664	661	656	641	663
Professional fees	450	802	582	555	480
Business development	289	307	136	305	333
OREO expenses	52	23	20	47	44
Writedown of OREO	—	—	148	—	—
Net loss (gain) on sale of OREO	—	17	(326)	9	—
Net loss (gain) on sale of fixed assets	(1,075)	(6)	9	(2)	(1)
Merger expenses	385	—	—	—	—
Depreciation and amortization	484	257	289	295	303
Other	797	842	996	730	744
Total non-interest expense	$8,765	$8,764	$9,494	$7,667	$7,465

Asset Quality

•

Through the annual review process and the improved agricultural economy, during the second quarter of 2021, watch rated loans decreased by $44.6 million, or 26.9%, and $76.8 million, or 38.8%, compared to March 31, 2021 and June 30, 2020, respectively, primarily as the result of 34 dairy customers upgraded to a low satisfactory rating.  This improvement in asset quality is expected to continue throughout 2021 as we complete the annual review process.

•	Substandard performing loans decreased by $11.2 million, or 28.8%, to $27.7 million at June 30, 2021, compared to March 31, 2021 due to the upgrade of 2 customer relationships.
•

Substandard impaired loans decreased by $18.7 million, or 38.2%, to $30.4 million at June 30, 2021, compared to March 31, 2021 due to the upgrade of five agriculture customer relationships.  The following table presents loan balances by credit grade as of the dates indicated:

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$821,970	$757,160	$716,313	$800,451	$798,945
Watch	121,242	165,823	190,101	185,254	198,044
Special Mention	566	605	2,501	1,851	1,856
Substandard Performing	27,742	38,961	40,420	41,577	47,741
Substandard Impaired	30,370	49,115	46,950	46,793	40,938
Total loans	$1,001,890	$1,011,664	$996,285	$1,075,926	$1,087,524
Adverse classified asset ratio (1)	24.72%	39.61%	39.43%	42.64%	41.73%
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

Non-performing assets decreased in the second quarter of 2021 by $13.7 million, or 30.7%, compared to the first quarter of 2021 due to $9.4 million of agricultural loans being restored to accrual status and the payoff of a $4.0 million commercial real estate relationship.

•

Performing troubled debt restructurings (“TDRs”) not on nonaccrual decreased $5.9 million, or 43.4%, to $7.6 million on June 30, 2021 from March 31, 2021.  The decrease was primarily due to five agriculture customers that had loans that were re-underwritten and were no longer a TDR due to improved performance and financial trends.

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$30,071	$43,973	$41,624	$41,351	$35,456
Other real estate owned	914	739	1,077	3,064	2,629
Total non-performing assets	$30,985	$44,712	$42,701	$44,415	$38,085

Performing TDRs not on nonaccrual	$7,641	$13,495	$18,592	$19,036	$21,986

Non-performing assets as a % of total loans	3.09%	4.42%	4.29%	4.13%	3.50%
Non-performing assets as a % of total assets	2.04%	3.00%	2.90%	2.98%	2.52%
Allowance for loan losses as a % of total loans	1.14%	1.49%	1.49%	1.73%	1.71%
Net charge-offs (recoveries) quarter- to-date	$(662)	$(32)	$3,386	$(1)	$120

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including (1) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of the Company’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the inability to complete the proposed merger due to the failure of Nicolet’s or the Company’s shareholders to adopt the Merger Agreement; (6) the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed merger on Nicolet’s, the Company’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger; (13) risks and uncertainties relating to Nicolet’s proposed acquisition of Mackinac Financial Corporation (“Mackinac”), including but not limited to the failure of the proposed acquisition to close for any reason and risks and uncertainties relating to the Mackinac’s business, the combined business of Mackinac and Nicolet, and the combined businesses of Nicolet, the Company and Mackinac; and (14) the effects of the COVID-19 pandemic and its effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Important Information and Where to Find It

Certain communications in this release relate to the proposed merger transaction involving Nicolet and the Company. In connection with the proposed merger, Nicolet and the Company will file a joint proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”).  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, THE COMPANY AND THE PROPOSED MERGER. When available, the joint proxy statement/prospectus will be delivered to shareholders of Nicolet and the Company. Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov).  Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at Investors.ICBK.com/documents.

Nicolet, the Company and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and the shareholders of the

Company in connection with the proposed merger. Information about the directors and executive officers of Nicolet and the Company will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. Information about the directors and executive officers of Nicolet is also included in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 2, 2021. Information about the directors and executive officers of the Company is also included in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 5, 2021. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

No Offer or Solicitation

This release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$72,745	$17,820	$19,500	$53,283	$127,432
Securities available-for-sale, at fair value	349,334	385,240	352,854	298,476	226,971
Loans held for sale	15,805	5,789	35,976	2,593	11,847
Agricultural loans	613,514	609,482	606,881	619,617	624,340
Commercial loans	319,878	317,625	313,265	317,782	328,368
Paycheck Protection Plan loans	33,400	46,249	37,790	98,421	103,317
Multi-family real estate loans	30,310	33,287	33,457	35,496	30,439
Residential real estate loans	4,563	4,776	4,627	4,489	975
Installment and consumer other	225	245	265	121	85
Total loans	1,001,890	1,011,664	996,285	1,075,926	1,087,524
Allowance for loan losses	(11,466)	(15,082)	(14,808)	(18,649)	(18,569)
Net loans	990,424	996,582	981,477	1,057,277	1,068,955
Other assets	88,764	85,897	82,551	80,426	78,712
Total Assets	$1,517,072	$1,491,328	$1,472,358	$1,492,055	$1,513,917

Liabilities and Shareholders' Equity
Demand deposits	$158,880	$139,838	$163,202	$158,798	$149,963
NOW accounts and interest checking	136,180	95,591	96,624	78,026	81,656
Savings	9,059	8,431	7,367	11,900	8,369
Money market accounts	394,486	390,741	344,250	325,900	307,083
Time deposits	259,386	278,591	304,580	322,992	346,482
Brokered deposits	159,087	159,034	80,456	101,808	121,503
National time deposits	18,648	26,302	44,347	50,747	57,997
Total deposits	1,135,726	1,098,528	1,040,826	1,050,171	1,073,053
Federal Reserve Discount Window advances	34,174	47,255	47,531	99,693	99,693
FHLB advances	88,000	100,000	129,000	84,600	93,400
Subordinated debentures	67,519	67,179	67,111	67,025	61,910
Other liabilities	16,841	12,028	16,114	20,656	17,336
Total Liabilities	1,342,260	1,324,990	1,300,582	1,322,145	1,345,392

Shareholders' equity	174,812	166,338	171,776	169,910	168,525
Total Liabilities and Shareholders' Equity	$1,517,072	$1,491,328	$1,472,358	$1,492,055	$1,513,917

Stock Price Information:
High - Quarter-to-date	$35.82	$26.46	$23.72	$22.00	$24.67
Low - Quarter-to-date	$22.85	$19.66	$18.20	$17.04	$17.13
Market price - Quarter-end	$33.96	$23.97	$22.08	$18.80	$20.93
Book value per share	$27.68	$25.99	$26.42	$25.72	$25.18
Tangible book value per share (1)	$27.68	$25.98	$25.71	$25.16	$24.15
Common shares outstanding	6,026,748	6,094,450	6,197,965	6,294,675	6,375,150
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$12,000	$11,523	$12,737	$11,594	$12,009
Taxable securities	2,205	1,887	1,777	1,293	1,283
Tax-exempt securities	261	246	201	167	162
Federal funds sold and other	71	58	10	52	111
Total interest and dividend income	14,537	13,714	14,725	13,106	13,565

Interest Expense
Deposits	1,716	2,069	2,482	2,914	3,721
FHLB advances and other borrowed funds	277	321	362	456	343
Subordinated debentures	1,106	1,106	1,107	1,082	736
Total interest expense	3,099	3,496	3,951	4,452	4,800
Net interest income	11,438	10,218	10,774	8,654	8,765
Provision for loan losses	(4,278)	242	(455)	79	1,142
Net interest income after provision for loan losses	15,716	9,976	11,229	8,575	7,623

Non-Interest Income
Services charges	165	119	108	108	139
Crop insurance commission	291	301	517	271	229
Gain on sale of residential loans, net	89	93	219	17	4
Loan servicing fees	2,278	2,158	1,974	2,054	1,923
Gain on sale of service-retained loans, net	1,784	1,587	1,828	1,268	1,041
Loan servicing right pay-down losses	(1,162)	(1,119)	(635)	(551)	(766)
Total loan servicing right income	622	468	1,193	717	275
Gain (loss) on sale of securities	(1,453)	—	—	101	570
Referral fees (1)	—	319	64	110	121
Other	259	254	283	294	240
Total non-interest income	2,251	3,712	4,358	3,672	3,501

Non-Interest Expense
Employee compensation and benefits	6,426	5,582	6,687	4,766	4,594
Occupancy	293	279	297	321	305
Information processing	664	661	656	641	663
Professional fees	450	802	582	555	480
Business development	289	307	136	305	333
OREO expenses	52	23	20	47	44
Writedown of OREO	—	—	148	—	—
Net loss (gain) on sale of OREO	—	17	(326)	9	—
Net loss (gain) on sale of fixed assets	(1,075)	(6)	9	(2)	(1)
Merger expenses	385	—	—	—	—
Depreciation and amortization	484	257	289	295	303
Other	797	842	996	730	744
Total non-interest expense	8,765	8,764	9,494	7,667	7,465
Income before income taxes	9,202	4,924	6,093	4,580	3,659
Income tax expense	2,459	996	1,575	1,164	926
NET INCOME	$6,743	$3,928	$4,518	$3,416	$2,733

Basic earnings per share	$1.08	$0.62	$0.70	$0.52	$0.40
Diluted earnings per share	$1.07	$0.62	$0.70	$0.52	$0.40
Dividends declared per share	$0.10	$0.10	$0.10	$0.07	$0.07
(1)	Referral fees in prior quarters reclassed to non-interest income to match current classification

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except share data)
Other Data:
Return on average assets (1)	1.80%	1.06%	1.23%	0.91%	0.74%
Return on average shareholders' equity (1)	15.82%	9.11%	10.56%	8.05%	6.55%
Return on average common shareholders' equity (1)(2)	16.40%	9.29%	10.88%	8.25%	6.63%
Efficiency ratio (1)(2)	64.98%	62.84%	63.86%	62.66%	63.83%
Equity to assets ratio	11.52%	11.15%	11.67%	11.39%	11.13%
Tangible common equity to tangible assets (2)	10.99%	10.62%	11.12%	10.85%	10.60%

Common Share Data:
Net income from continuing operations	$6,743	$3,928	$4,518	$3,416	$2,733
Less: Preferred stock dividends	79	81	80	80	99
Income available to common shareholders	$6,664	$3,847	$4,438	$3,336	$2,634

Weighted average number of common shares issued	7,242,997	7,218,358	7,206,238	7,202,000	7,198,901
Less: Weighted average treasury shares	1,179,271	1,080,089	957,573	882,153	759,294
Plus: Weighted average non-vested restricted stock units	97,915	63,991	67,529	66,492	65,291
Weighted average number of common shares outstanding	6,161,641	6,202,260	6,316,194	6,386,339	6,504,898
Effect of dilutive options	46,438	34,465	28,025	20,915	28,511
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,208,079	6,236,725	6,344,219	6,407,254	6,533,409

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands)
Return on average common shareholders' equity reconciliation (1):
Return on average shareholders' equity	15.82%	9.11%	10.56%	8.05%	6.55%
Effect of excluding average preferred shareholders' equity	0.58%	0.18%	0.32%	0.20%	0.08%
Return on average common shareholders' equity	16.40%	9.29%	10.88%	8.25%	6.63%

Efficiency ratio (2):
Non-interest expense	$8,765	$8,764	$9,494	$7,667	$7,465
Net gain (loss) on sales and write-downs of OREO	—	(17)	178	(9)	—
Net gain (loss) on sale of fixed assets	1,075	6	(9)	2	1
Adjusted non-interest expense (non-GAAP)	$9,840	$8,753	$9,663	$7,660	$7,466

Net interest income	$11,438	$10,218	$10,774	$8,654	$8,765
Non-interest income	2,251	3,712	4,358	3,672	3,501
Net loss (gain) on sales of securities	1,453	—	—	(101)	(570)
Operating revenue	$15,142	$13,930	$15,132	$12,225	$11,696
Efficiency ratio	64.98%	62.84%	63.86%	62.66%	63.83%

	For the Three Months Ended
	June 30, 2021	June 30, 2020
	(dollars in thousands, except per share data)
Adjusted diluted earnings per share(3):
Net income from continuing operations	$6,743	$2,733
Less: preferred stock dividends	(79)	(99)
Plus: goodwill impairment	—	—
Adjusted income available to common shareholders for basic earnings per common share	$6,664	$2,634
Weighted average number of common shares outstanding	6,161,641	6,504,898
Effect of dilutive options	46,438	28,511
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,208,079	6,533,409
Adjusted diluted earnings per share	$1.07	$0.40

(1)	Management uses the return on average common shareholders’ equity to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3)

In our judgment, the adjustment made to diluted earnings per share allows investors to better assess our income related to core operations by removing the volatility associated with the goodwill impairment, which was a one-time, non-cash expense.

Non-GAAP Financial Measures (continued):

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation (1):
Common equity	$166,812	$158,338	$163,776	$161,910	$160,525
Less: Core deposit intangible, net of amortization	12	29	54	86	125
Tangible common equity (non-GAAP)	$166,800	$158,309	$163,722	$161,824	$160,400
Common shares outstanding	6,026,748	6,094,450	6,197,965	6,294,675	6,375,150
Tangible book value per share	$27.68	$25.98	$26.42	$25.71	$25.16

Total assets	$1,517,072	$1,491,328	$1,472,358	$1,492,055	$1,513,917
Less: Core deposit intangible, net of amortization	12	29	54	86	125
Tangible assets (non-GAAP)	$1,517,060	$1,491,299	$1,472,304	$1,491,969	$1,513,792
Tangible common equity to tangible assets	10.99%	10.62%	11.12%	10.85%	10.60%

Adverse classified asset ratio (2):
Substandard loans	$58,112	$88,076	$87,370	$88,370	$88,680
Other real estate owned	914	739	1,077	3,064	2,629
Substandard unused commitments	2,130	5,091	4,049	5,124	3,230
Less: Substandard government guarantees	(8,007)	(8,485)	(8,960)	(7,002)	(6,336)
Total adverse classified assets (non-GAAP)	$53,149	$85,421	$83,536	$89,556	$88,203

Total equity (Bank)	$209,416	$202,200	$205,743	$200,011	$201,507
Accumulated other comprehensive gain on available for sale securities	(5,854)	(1,652)	(8,686)	(8,640)	(8,734)
Allowance for loan losses	11,466	15,082	14,808	18,649	18,569
Adjusted total equity (non-GAAP)	$215,028	$215,630	$211,865	$210,020	$211,342
Adverse classified asset ratio	24.72%	39.61%	39.43%	42.64%	41.73%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.